                                                                    EXHIBIT G(2)

                               AGREEMENT BETWEEN

                         BROWN BROTHERS HARRIMAN & CO.

                                      AND

                         BEAR STEARNS INVESTMENT TRUST

                               Table of Contents
                               -----------------

                                                                                     Page
                                                                                     ----
1.   Employment of Custodian.......................................................    1

2.   Powers and Duties of the Custodian with respect to Property of the Fund
     held by the Custodian.........................................................    1
     A.    Safekeeping.............................................................    2
     B.    Manner of Holding Securities............................................    2
     C.    Registered Name.........................................................    2
     D.    Purchases...............................................................    2
     E.    Exchanges...............................................................    3
     F.    Sales of Securities.....................................................    3
     G.    Depositary Receipts.....................................................    4
     H.    Exercise of Rights; Tender Offers.......................................    5
     I.    Stock Dividends, Rights, Etc............................................    5
     J.    Options.................................................................    5
     K.    Borrowings..............................................................    6
     L.    Demand Deposit Bank Accounts............................................    6
     M.    Interest Bearing Call or Time Deposits..................................    6
     N.    Foreign Exchange Transactions and Futures Contracts.....................    7
     O.    Stock Loans.............................................................    8
     P.    Collections.............................................................    8
     Q.    Dividends. Distributions and Redemptions................................    9
     R.    Proxies, Notices, Etc...................................................    9
     S.    Nondiscretionary Details................................................   10
     T.    Bills...................................................................   10
     U.    Deposit of Fund Assets in Securities Systems............................   10
     V.    Other Transfers.........................................................   12
     W.    Investment Limitations..................................................   13
     X.    Restricted Securities...................................................   13
     Y.    Proper Instructions.....................................................   14
     Z.    Segregated Account......................................................   15

3.   Powers and Duties of the Custodian with Respect to the Appointment of
     Subcustodians.................................................................   15

4.   Assistance by the Custodian as to Certain Matters.............................   19

5.   Powers and Duties of the Custodian with Respect to Records....................   19
     A.    Records.................................................................   19
     B.    Accounts................................................................   20
     C.    Access to Records.......................................................   20

6.   Standard of Care and Related Matters..........................................   20
     A.    Liability of the Custodian with Respect to Proper Instructions:
           Evidence of Authority; Etc..............................................   20
     B.    Liability of the Custodian with Respect to Use of Securities System.....   21

     C.    Standard of Care; Liability; Indemnification............................   22
     D.    Reimbursement of Advances...............................................   23
     E.    Security for Obligations to Custodian...................................   23
     F.    Appointment of Agents...................................................   23
     G.    Powers of Attorney......................................................   24

7.   Compensation of the Custodian.................................................   24

8.   Termination; Successor Custodian..............................................   24

9.   Amendment.....................................................................   25

10.  Governing Law.................................................................   25

11.  Notices.......................................................................   25

12.  Binding Effect................................................................   26

13.  Counterparts..................................................................   26

                              CUSTODIAN AGREEMENT

          AGREEMENT made this 8th day of January, 1993, between BEAR STEARNS INVESTMENT TRUST (the "Trust") and Brown Brothers Harriman & Co. (the "Custodian");

          WHEREAS, the Emerging Markets Debt Fund (the "Fund") is organized as a separate, non-diversified portfolio of the Trust, an open-end management company and the Trust wishes to retain the Custodian as custodian of the Fund's assets;

          WITNESSETH: That in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

     1.  Employment of Custodian: The Trust hereby employs and appoints the
         -----------------------
Custodian as a custodian of the Fund for the term and subject to the provisions of this Agreement. The Custodian shall not be under any duty or obligation to require the Fund to deliver to it any securities or funds owned by the Fund and shall have no responsibility or liability for or on account of securities or funds not so delivered. The Fund will deposit with the Custodian copies of the Declaration of Trust and By-Laws of the Trust and all amendments thereto, and copies of such votes and other proceedings of the Trust as may be necessary for or convenient to the Custodian in the performance of its duties.

     2.  Powers and Duties of the Custodian with respect to Property of the Fund
         -----------------------------------------------------------------------
held by the Custodian: Except for securities and funds held by any Subcustodians
---------------------
(as defined in Section 3 hereof) or held by the Custodian through a non-U.S. securities depository appointed pursuant to the provisions of Section 3 hereof, the Custodian shall have and perform the following powers and duties:

          A.   Safekeeping - To keep safely the securities and other assets of
               -----------
the Fund that have been delivered to the Custodian and, on behalf of the Fund, from time to time to receive delivery of securities and other assets for safekeeping.

          B.   Manner of Holding Securities - To hold securities of the Fund (1)
               ----------------------------
by physical possession of the share certificates or other instruments representing such securities in registered or bearer form, or (2) in book-entry form by a Securities System (as said term is defined in Section 2U).

          C.   Registered Name - To hold registered securities of the Fund, with
               ---------------
or without any indication of fiduciary capacity, provided that securities are held in an account of the Custodian containing only assets of the Fund or only assets held as fiduciary or custodian for customers.

          D.   Purchases - Upon receipt of Proper Instructions, as defined in
               ---------
Section Y, insofar as funds are available for the purpose, to pay for and receive securities purchased for the account of the Fund, payment being made only upon receipt of the securities (1) by the Custodian, or (2) by a clearing corporation of a national securities exchange of which the Custodian is a member, or (3) by a Securities System. However. (i) in the case of repurchase agreements entered into by the Fund, the Custodian (as well as an Agent) may release funds to a Securities System or to a Subcustodian prior to the receipt of advice from the Securities System or Subcustodian that the securities underlying such repurchase agreement have been transferred by book entry into the Account (as defined in Section 2U) of the Custodian (or such Agent) maintained with such Securities System or Subcustodian, so long as such payment instructions to the Securities System or Subcustodian include a requirement that delivery is only against payment for securities (ii) in the case of foreign exchange contracts, options, time deposits, call account deposits, currency deposits, and other deposits, contracts or options pursuant to Sections 2J, 2L, 2M and 2N, the Custodian may make payment therefor without receiving an instrument evidencing said deposit, contract or option so long as such payment instructions detail specific securities to be acquired, and
(iii) in the case of securities in which payment for the security and receipt of the instrument evidencing the security are under generally accepted trade practice or the terms of the instrument representing the security expected to take place in different locations or through separate parties, such as commercial paper which is indexed to foreign currency exchange rates, derivatives and similar securities, the Custodian may make payment for such securities prior to delivery thereof in accordance with such generally accepted trade practice or the terms of the instrument representing such security.

          E.   Exchanges - Upon receipt of Proper Instructions, to exchange
               ---------
securities held by it for the account of the Fund for other securities in connection with any reorganization, recapitalization, split-up of shares, change of par value, conversion or other event, relating to the securities or the issuer of such securities, and to deposit any such securities in accordance with the terms of any reorganization or protective plan. Without Proper Instructions, the Custodian may surrender securities in temporary form for definitive securities, may surrender securities for transfer into a name or nominee name as permitted in Section 2C, and may surrender securities for a different number of certificates or instruments representing the same number of shares or same principal amount of indebtedness, provided the securities to be issued are to be delivered to the Custodian.

          F.   Sales of Securities - Upon receipt of Proper Instructions, to
               -------------------
make delivery of securities which have been sold for the account of the Fund, but only against payment therefor (1) in cash, by a certified check, bank cashier's check, bank credit, or bank wire transfer, or (2)
by credit to the account of the Custodian with a clearing corporation of a national securities exchange of which the Custodian is a member, or (3) by credit to the account of the Custodian or an Agent of the Custodian with a Securities System: provided, however, that (i) in the case of delivery of
                   --------  -------
physical certificates or instruments representing securities, the Custodian may make delivery to the broker buying the securities, against receipt therefor, for examination in accordance with "street delivery" custom, provided that the payment therefor is to be made to the Custodian (which payment may be made by a broker's check) or that such securities are to be returned to the Custodian, and
(ii) in the case of securities referred to in clause (iii) of the last sentence of Section 2D, the Custodian may make settlement, including with respect to the form of payment, in accordance with generally accepted trade practice relating to such securities or the terms of the instrument representing said security.

          G.   Depositary Receipts - Upon receipt of Proper Instructions, to
               -------------------
instruct a Subcustodian or an Agent to surrender securities to the depositary used by an issuer of American Depositary Receipts or International Depositary Receipts (hereinafter collectively referred to as "ADRs") for such securities against a written receipt therefor adequately describing such securities and written evidence satisfactory to the Subcustodian or Agent that the depositary has acknowledged receipt of instructions to issue with respect to such securities ADRs in the name of the Custodian, or a nominee of the Custodian, for delivery to the Custodian in Boston, Massachusetts, or at such other place as the Custodian may from time to time designate.

     Upon receipt of Proper Instructions, to surrender ADRs to the issuer thereof against a written receipt therefor adequately describing the ADRs surrendered and written evidence satisfactory to the Custodian that the issuer of the ADRs has acknowledged receipt of instructions to cause its depositary to deliver the securities underlying such ADRs to a Subcustodian or an Agent.

          H.   Exercise of Rights; Tender Offers - Upon timely receipt of Proper
               ---------------------------------
Instructions, to deliver to the issuer or trustee thereof, or to the agent of either, warrants, puts, calls, rights or similar securities for the purpose of being exercised or sold, provided that the new securities and cash, if any, acquired by such action are to be delivered to the Custodian, and, upon receipt of Proper Instructions, to deposit securities upon invitations for tenders of securities, provided that the consideration is to be paid or delivered or the tendered securities are to be returned to the Custodian.

          I.   Stock Dividends, Rights, Etc. - To receive and collect all stock
               ----------------------------
dividends, rights and other items of like nature; and to deal with the same pursuant to Proper Instructions relative thereto.

          J.   Options - Upon receipt of Proper Instructions, to receive and
               -------
retain confirmations or other documents evidencing the purchase or writing of an option on a security or securities index by the Fund; to deposit and maintain in a segregated account, either physically or by book-entry in a Securities System, securities subject to a covered call option written by the Fund; and to release and/or transfer such securities or other assets only in accordance with the provisions of any agreement among the Fund, the Custodian and a broker-dealer relating to such securities or other assets a notice or other communication evidencing the expiration, termination or exercise of such covered option furnished by The Options Clearing Corporation, the securities or options exchange on which such covered option is traded or such other organization as may be responsible for handling such options transactions.

          K.   Borrowings - Upon receipt of Proper Instructions, to deliver
               ----------
securities of the Fund to lenders or their agents as collateral for borrowings effected by the Fund, provided that such borrowed money is payable to or upon the Custodian's order as Custodian for the Fund.

          L.   Demand Deposit Bank Accounts - To open and operate an account or
               ----------------------------
accounts in the name of the Fund on the Custodian's books subject only to draft or order by the Custodian. All funds received by the Custodian from or for the account of the Fund shall be deposited in said account(s). The responsibilities of the Custodian to the Fund for deposits accepted on the Custodian's books shall be that of a U. S. bank for a similar deposit.

     If and when authorized by Proper Instructions, the Custodian may open and operate an additional account(s) in such other banks or trust companies as may be designated by the Fund in such instructions (any such bank or trust company so designated by the Fund being referred to hereafter as a "Banking Institution"), provided that such account(s) (hereinafter collectively referred to as "demand deposit bank accounts") shall be in the name of the Custodian for account of the Fund and subject only to the Custodian's draft or order. Such demand deposit accounts may be opened with Banking Institutions in the United States and in other countries and may be denominated in either U. S. Dollars or other currencies as the Fund may determine. All such deposits shall be deemed to be portfolio securities of the Fund and accordingly the responsibility of the Custodian therefore shall be the same as and no greater than the Custodian's responsibility in respect of other portfolio securities of the Fund.

          M.   Interest Bearing Call or Time Deposits - To place interest
               --------------------------------------
bearing fixed term and call deposits with such banks and in such amounts as the Fund may authorize pursuant to Proper Instructions. Such deposits may be placed with the Custodian or with Subcustodians or other Banking Institutions as the Fund may determine. Deposits may be denominated in U.S.

Dollars or other currencies and need not be evidenced by the issuance or delivery of a certificate to the Custodian, provided that the Custodian shall include in its records with respect to the assets of the Fund appropriate notation as to the amount and currency of each such deposit, the accepting Banking Institution and other appropriate details, and shall retain such forms of advice or receipt evidencing the deposit, if any, as may be forwarded to the Custodian by the Banking Institution. Such deposits, other than those placed with the Custodian, shall be deemed portfolio securities of the Find and the responsibilities of the Custodian therefor shall be the same as those for demand deposit bank accounts placed with other banks, as described in Section L of this Agreement. The responsibility of the Custodian for such deposits accepted on the Custodian's books shall be that of a U. S. bank for a similar deposit.

          N.   Foreign Exchange Transactions and Futures Contracts - Pursuant to
               ---------------------------------------------------
Proper Instructions, to enter into foreign exchange contracts or options to purchase and sell foreign currencies for spot and future delivery on behalf and for the account of the Fund. Such transactions may be undertaken by the Custodian with such Banking Institutions, including the Custodian and Subcustodian(s) as principals, as approved and authorized by the Fund. Foreign exchange contracts and options other than those executed with the Custodian, shall be deemed to be portfolio securities of the Fund and the responsibilities of the Custodian therefor shall be the same as those for demand deposit bank accounts placed with other banks as described in Section 2-L of this agreement. Upon receipt of Proper Instructions, to receive and retain confirmations evidencing the purchase or sale of a futures contract or an option on a futures contract by the Fund; to deposit and maintain in a segregated account, for the benefit of any futures commission merchant or to pay to such futures commission merchant, assets designated by the Fund as initial, maintenance or variation "margin" deposits intended to secure the Fund's performance of its obligations under any futures contracts purchased or sold or any options on futures contracts written by the Fund, in accordance with the provisions of any agreement or agreements among any of the Fund, the Custodian and such futures commission merchant, designated to comply with the rules of the Commodity Futures Trading Commission and/or any contract market, or any similar organization or organizations, regarding such margin deposits; and to release and/or transfer assets in such margin accounts only in accordance with any such agreements or rules.

          O.   Stock Loans - Upon receipt of Proper Instructions, to deliver
               -----------
securities of the Fund, in connection with loans of securities by the Fund, to the borrower thereof prior to receipt of the collateral, if any, for such borrowing, provided that for stock loans secured by cash collateral the Custodian's instructions to the Securities System require that the Securities System may deliver the securities to the borrower thereof only upon receipt of the collateral for such borrowing.

          P.   Collections - To collect, receive and deposit in said account or
               -----------
accounts all income, payments of principal and other payments with respect to the securities held hereunder, and in connection therewith to deliver the certificates or other instruments representing the securities to the issuer thereof or its agent when securities are called, redeemed, retired or otherwise become payable; provided, that the payment is to be made in such firm and
       -------  --------
manner, and at such time, which may be after delivery by the Custodian of the instrument representing the security, as is in accordance with the terms of the instrument representing the security, or such Proper Instructions as the Custodian may receive, or governmental regulations, the rules of Securities Systems or other U.S. securities depositories and clearing agencies or, with respect to securities referred to in clause (iii) of the last sentence of
Section 2D, in accordance with generally accepted trade practice; (ii) to execute ownership and other certificates and affidavits for all federal and state tax purposes in connection with receipt of income or other payments with respect to securities of the Fund or in connection with transfer of securities, and (iii) pursuant to Proper Instructions to take such other actions with respect to collection or receipt of funds or transfer of securities which involve an investment decision. The Custodian shall promptly notify the Fund in writing by facsimile transmission or in such other manner as the Fund and the Custodian may agree in writing if any amount payable with respect to portfolio securities or other assets of the Fund is not received by the Custodian when due.

          Q.   Dividends. Distributions and Redemptions - Upon receipt of Proper
               ----------------------------------------
Instructions from the Fund, or upon receipt of instructions from the Fund's shareholder servicing agent or agent with comparable duties (the "Shareholder Servicing Agent") (given by such person or persons and in such manner on behalf of the Shareholder Servicing Agent as the Fund shall have authorized), the Custodian shall release funds or securities to the Shareholder Servicing Agent or otherwise apply funds or securities, insofar as available, for the payment of dividends or other distributions to Fund shareholders. Upon receipt of Proper Instructions from the Fund, or upon receipt of instructions from the Shareholder Servicing Agent (given by such person or persons and in such manner on behalf of the Shareholder Servicing Agent as the Fund shall have authorized), the Custodian shall release funds or securities, insofar as available, to the Shareholder Servicing Agent or as such Agent shall otherwise instruct for payment to Fund shareholders who have delivered to such Agent a request for repurchase or redemption of their shares of capital stock of the Fund.

          R.   Proxies, Notices, Etc. - Promptly to deliver or mail to the Fund
               ---------------------
all forms of proxies and all notices of meetings and any other notices or announcements affecting or relating to securities owned by the Fund that are received by the Custodian, and upon receipt of Proper Instructions, to execute and deliver or cause its nominee to execute and deliver such proxies or other authorizations as may be required. Neither the Custodian nor its nominee shall vote upon any of such securities or execute any proxy to vote thereon or give any consent or take any other action with respect thereto (except as otherwise herein provided) unless ordered to do so by Proper Instructions.

          S.   Nondiscretionary Details - Without the necessity of express
               ------------------------
authorization from the Fund, (1) to attend to all nondiscretionary details in connection with the sale, exchange, substitution, purchase, transfer or other dealings with securities, funds or other property of the Portfolio held by the Custodian except as otherwise directed from time to time by the Trustees of the Trust, and (2) to make payments to itself or others for minor expenses of handling securities or other similar items relating to the Custodian's duties under this Agreement, provided that all such payments shall be accounted for to the Fund.

          T.   Bills - Upon receipt of Proper Instructions, to pay or cause to
               -----
be paid, insofar as funds are available for the purpose, bills, statements and other obligations of the Fund (including but not limited to interest charges, taxes, management fees, compensation to Fund officers and employees, and other operating expenses of the Fund).

          U.   Deposit of Fund Assets in Securities Systems - The Custodian may
               --------------------------------------------
deposit and/or maintain securities owned by the Fund in (i) The Depository Trust Company, (ii) any book-entry system as provided is Subpart O of Treasury Circular No. 300, 31 CFR 306. Subpart B of 31 CFR Part 350, or the book-entry regulations of federal agencies substantially in the form of Subpart O, or (iii) any other domestic clearing agency registered with the Securities and Exchange Commission ("SEC") under Section 17A of the Securities Exchange Act of 1934, as amended (the "Exchange Act") which acts as a securities depository and whose use the Fund has previously approved in writing (each of the foregoing being referred to in this Agreement as a

"Securities System"). Utilization of a Securities System shall be in accordance with applicable Federal Reserve Hoard and SEC rules and regulations, if any, and subject to the following provisions:

               1) The Custodian may deposit and/or maintain Fund securities, either directly or through one or more Agents appointed by the Custodian (provided that any such agent shall be qualified to act as a custodian of the Fund pursuant to the Investment Company Act of 1940, as amended (the "Investment Company Act") and the rules and regulations thereunder), in a Securities System provided that such securities are represented in an account ("Account") of the Custodian or such Agent in the Securities System which shall not include any assets of the Custodian or Agent other than assets held as a fiduciary, custodian, or otherwise for customers;

               2) The records of the Custodian with respect to securities of the Fund which are maintained in a Securities System shall identify by book-entry those securities belonging to the Fund:

               3) The Custodian shall pay for securities purchased for the account of the Fund upon (i) receipt of advice from the Securities System that such securities have been transferred to the Account, and (ii) the making of an entry on the records of the Custodian to reflect such payment and transfer for the account of the Fund. The Custodian shall transfer securities sold for the account of the Fund upon (i) receipt of advice from the Securities System that payment for such securities has been transferred to the Account, and (ii) the making of an entry on the records of the Custodian to reflect such transfer and payment for the account of the Fund. Copies of all advices from the Securities System of transfers of securities for the account of the Fund shall identify the Fund, be maintained for the Fund by the Custodian or an Agent as referred to above, and be provided to the Fund at its request. The Custodian shall furnish the Fund confirmation of each transfer to or from the account of the Fund in the form of a written advice or notice and shall furnish to the Fund copies of daily transaction sheets reflecting each day's transactions in the Securities System for the account of the Fund on the next business day;

          4) The Custodian shall provide the Fund with any report obtained by the Custodian or any Agent as referred to above in the Securities System's accounting system, internal accounting control and procedures for safeguarding securities deposited in the Securities System; and the Custodian and such Agents shall send to the Fund such reports on their own systems of internal accounting control as the Fund may reasonably request from time to time.

          5) At the written request of the Fund, the Custodian will terminate the use of any such Securities System on behalf of the Fund as promptly as practicable.

          V. Other Transfers - Upon receipt of Proper Instructions, to deliver
             ---------------
securities, funds and other property of the Fund to a Subcustodian or another custodian of the Fund; and, upon receipt of Proper Instructions, to make such other disposition of securities, funds or other property of the Fund in a manner other than or for purposes other than as enumerated elsewhere in this Agreement, provided that the instructions relating to such disposition shall state the amount of securities to be delivered and the name of the person or persons to whom delivery is to be made.

          W.   Investment Limitations - In performing its duties generally, and
               ----------------------
more particularly in connection with the purchase, sale and exchange of securities made by or for the Fund, the Custodian may assume unless and until notified in writing to the contrary that Proper Instructions received by it are not in conflict with or in any way contrary to any provisions of the Trust's Declaration of Trust or By-Laws or votes or proceedings of the shareholders or Trustees of the Trust. The Custodian shall in no event to liable to the Fund or the Trust and shall be indemnified by the Fund for any violation which occurs in the course of carrying out instructions given by the Fund of any investment limitations to which the Fund is subject or other limitations with respect to the Fund's powers to make expenditures, encumber securities, borrow or take similar actions affecting the Fund.

          X.   Restricted Securities - Notwithstanding any other provision of
               ---------------------
this Agreement, the Custodian shall not be liable for failure to take any action in respect of a "restricted security" (as hereafter defined) if the Custodian has not received Proper instructions to take such action (including but not limited to the failure to exercise in a timely manner any right in respect of any restricted security) unless the Custodian's responsibility to take such action is set forth in a writing, agreed upon by the Custodian and the Fund or the investment adviser of the Fund, which specifies particular actions the Custodian is to take without Proper Instructions in respect of specified rights and obligations pertaining to a particular restricted security. Further, the Custodian shall not be responsible for transmitting to the Fund information concerning a restricted security, such as with respect to exercise periods and expiration dates for rights relating to the restricted security, except such information which the Custodian actually receives or which is published in a source which is publicly distributed and generally recognized as a major source of information with respect to corporate actions of securities similar to the particular restricted security. As used herein, the term "restricted securities" shall mean securities which are subject to restrictions on transfer, whether by reason of contractual restrictions or federal, state or foreign securities or similar laws, or securities which have special rights or contractual features which do not apply to publicly-traded shares of, or comparable interests representing, such security.

          Y.   Proper Instructions - Proper Instructions shall mean a tested
               -------------------
telex from the Fund or a written request, direction, instruction or certification signed or initialed on behalf of the Fund by one or more person or persons as the Hoard of Trustees of the Trust shall have from time to time authorized, provided, however, that no such instructions directing the delivery
            --------  -------
of securities or the payment of funds to an authorized signatory of the Fund shall be signed by such person. Those persons authorized to give Proper Instructions may be identified by the Board of Trustees by name, title or position and will include at least one officer empowered by the Board to name other individuals who are authorized to give Proper Instructions on behalf of the Fund. Telephonic or other oral instructions or instructions given by facsimile transmission may be given by any one of the above persons and will be considered Proper Instructions if the Custodian reasonably believes them to have been given by a person authorized to give such instructions with respect to the transaction involved. Oral instructions will be confirmed by tested telex or in writing in the manner set forth above but the lack of such confirmation shall in no way affect any action taken by the Custodian in reliance upon such oral instructions. The Fund authorizes the Custodian to tape record any and all telephonic or other oral instructions given to the Custodian by or on behalf of the Fund (including any of the Fund's or the Trust's officers. Trustees, employees or agents) and will deliver to the Custodian a similar authorization from any investment manager or adviser or person or entity with similar responsibilities which is authorized to give Proper Instructions on behalf of the Fund to the Custodian. Proper Instructions may relate to specific transactions or to types or classes of transactions, and may be in the form of standing instructions.

     Proper Instructions may include communications effected directly between electro-mechanical or electronic devices or systems, in addition to tested telex, provided that the Fund s-s the Custodian agree to the use of such device or system.

          Z.   Segregated Account - The Custodian shall upon receipt of Proper
               ------------------
Instructions establish and maintain on its books a segregated account or accounts for and on behalf of the Fund, into which account or accounts may be transferred cash and/or securities of the Fund, including securities maintained by the Custodian pursuant to Section 2U hereof, (i) in accordance with the provisions of any agreement among the Fund, the Custodian and a broker-dealer registered under the Exchange Act and a member of the National Association of Securities Dealers, Inc. (or any futures commission merchant registered under the Commodity Exchange Act) relating to compliance with the rules of the Options Clearing Corporation and of any registered national securities exchange (or the Commodity Futures Trading Commission ("CFTC") or any registered contract market), or any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Fund, (ii) for purposes of segregating cash or securities in connection with options purchased, sold or written by the Fund or commodity futures contracts or options thereon purchased or sold by the Fund, (iii) for the purposes of compliance by the Fund with the procedures required by Investment Company Act Release No. 10666, or any subsequent release or releases of the SEC relating to the maintenance of segregated accounts by registered investment companies, and (iv) as mutually agreed from time to time between the Fund and the Custodian.

     3.   Powers and Duties of the Custodian with Respect to the Appointment of
          ---------------------------------------------------------------------
Subcustodians: The Custodian may, at any time and from time to time, appoint any
-------------
bank, trust company or other entity meeting the requirements of a custodian or an "eligible foreign custodian" under the Investment Company Act and the rules and regulations thereunder or by order of the SEC exempted therefrom to act as Subcustodian for the Fund, to hold securities, funds and other property of the Fund which are maintained outside the United States. Any such bank, trust company or other entity appointed pursuant to the provisions of this Section 3 (as herein defined to as a "Subcustodian"). The Fund shall approve in writing (1) the appointment of each Subcustodian and the subcustodian agreement to be entered into between such Subcustodian and the Custodian, and (2) if the Subcustodian is organized under the laws of a country other than the United States, the country or countries in which the Subcustodian is authorized to hold securities, cash and other property of the Fund. The Fund hereby further authorizes and instructs the Custodian and any Subcustodian to utilize such securities depositories and clearing agencies located outside the United States which are approved in writing by the Fund to hold securities, cash and other property of the Fund. Upon such approval by the Fund, the Custodian is authorized on behalf of the Fund to notify each Subcustodian of its appointment as such. The Custodian may, at any time in its discretion, remove any Subcustodian that has been appointed as such but will promptly notify the Fund of any such action.

     Those Subcustodians, and the countries where and the securities depositories and clearing agencies through which they or the Custodian may hold securities, cash and other property of the Fund which the Fund has approved to date are set forth on Appendix A hereto. Such Appendix shall be amended from time to time as Subcustodians, and/or countries and/or securities depositories and clearing agencies are changed, added or deleted. The Fund shall be responsible for informing the Custodian sufficiently in advance of a proposed investment which is to be held in a country not listed on Appendix A, in order that there shall be sufficient time for the Fund to give the approval required by the preceding paragraph and for the Custodian to put the appropriate arrangements in place with such Subcustodian, including negotiation of a subcustodian agreement and submission of such subcustodian agreement to the Fund for approval.

     If the Fund shall have invested in a security to be held in a country before the foregoing procedures have been completed, such security shall be held by such agent as the Custodian may appoint. In any event, the Custodian shall be liable to the Fund for the actions of such agent if and only to the extent the Custodian shall have recovered from such agent for any damages caused the Fund by such agent. At the request of the Fund, Custodian agrees to remove any securities held on behalf of the Fund by such agent, if practical, to an approved Subcustodian. Under such circumstances the Custodian will collect income and respond to corporate actions on a best efforts basis.

     Upon request of the Fund, the Custodian shall deliver to the Fund a certificate stating: (i) the identity of each foreign Subcustodian then acting on behalf of the Custodian: (ii) the countries in which and the securities depositories and clearing agents through which each such foreign Subcustodian is then holding cash, securities and other assets of the Fund; and (iii) such other information as may be requested by the Fund to ensure compliance with Rule 17(f)-5 under the Investment Company Act.

     With respect to securities and funds held by a Subcustodian, either directly or indirectly (including by a securities depository or clearing agency), notwithstanding any provision of this Agreement to the contrary, payment for securities purchased and delivery of securities sold may be made prior to receipt of the securities or payment, respectively, and securities or payment may be received in a form, in accordance with governmental regulations, rules of securities depositories and clearing agencies, or generally accepted trade practice in the applicable local market.

     With respect to the securities and funds held by a Subcustodian, either directly or indirectly, (including by a securities depository or a clearing agency) including demand and interest bearing deposits, currencies or other deposits and foreign exchange contracts as referred to in Sections 2L, 2M or 2N, the Custodian shall be liable to the Fund if and only to the extent that such Subcustodian is liable to the Custodian and the Custodian recovers under the applicable subcustodian agreement. The Custodian shall nevertheless be liable to the Fund for its own negligence in transmitting any instructions received by it from the Fund and for its own negligence in connection with the delivery of any securities or funds held by it to any such Subcustodian.

     In the event that any Subcustodian appointed pursuant to the provisions of this Section 3 fails to perform any of its obligations under the terms and conditions of the applicable subcustodian agreement, the Custodian shall use its best efforts to cause such Subcustodian to perform such obligations. In the event that the Custodian is unable to cause such Subcustodian to perform fully its obligations thereunder, the Custodian shall forthwith upon the Fund's request terminate such Subcustodian in accordance with the termination provisions under the applicable subcustodian agreement and, if necessary or desirable, appoint another subcustodian in accordance with the provisions of this Section 3. At the election of the Fund, it shall have the right to enforce, to the extent permitted by the subcustodian agreement and applicable law, the Custodian's rights against any such Subcustodian for loss or damage caused the Fund by such Subcustodian.

     The Custodian will not amend any subcustodian agreement or agree to change or permit any changes thereunder except upon the prior written approval of the Fund.

     The Custodian may, at any time in its discretion upon notification to the Fund, terminate any Subcustodian of the Fund in accordance with the termination provisions under the applicable Subcustodian Agreement, and at the written request of the Fund, the Custodian will terminate any Subcustodian in accordance with the termination provisions under the applicable Subcustodian Agreement.

     If necessary or desirable, the Custodian may appoint another subcustodian to replace a Subcustodian terminated pursuant to the foregoing provisions of this Section 3, such appointment to be made upon approval of the successor subcustodian by the Fund's Board of Directors or Trustees in accordance with the provisions of this Section 3.

     In the event the Custodian receives a claim from a Subcustodian under the indemnification provisions of any subcustodian agreement, the Custodian shall promptly give written notice to the Fund of such claim. No more than thirty days after written notice to the Fund of the Custodian's intention to make such payment, the Fund will reimburse the Custodian the amount of such payment except in respect of any negligence or misconduct of the Custodian.

     4.   Assistance by the Custodian as to Certain Matters: The Custodian may
          -------------------------------------------------
assist generally in the preparation of reports to Fund shareholders and others, audits of accounts, and other ministerial matters of like nature.

     5.   Powers and Duties of the Custodian with Respect to Records: The
          ----------------------------------------------------------
Custodian shall have and perform the following duties with respect to recordkeeping:

               A.   Records - To create, maintain and retain such records
                    -------
relating to its activities and obligations under this Agreement as are required under the Investment Company Act and the rules and regulations thereunder (including Section 31 thereof and Rules 31a-1 and 31a-2 thereunder) and under applicable Federal and State tax laws. All such records will be the property of the Fund and in the event of termination of this Agreement shall be delivered to the successor custodian.

          B.   Accounts - To keep books of account and render statements,
               --------
including interim monthly and complete quarterly financial statements, or copies thereof, from time to time as reasonably requested by Proper Instructions.

          C.   Access to Records - The books and records maintained by the
               -----------------
Custodian pursuant to Sections 5A and 5B shall at all times during the Custodian's regular business hours be open to inspection and audit by officers of, attorneys for and auditors employed by the Fund and by employees and agents of the SEC, provided that all such individuals shall observe all security requirements of the Custodian applicable to its own employees having access to similar records within the Custodian and such regulations as may be reasonably imposed by the Custodian.

     6. Standard of Care and Related Matters:
        ------------------------------------

          A.   Liability of the Custodian with Respect to Proper Instructions:
               --------------------------------------------------------------
Evidence of Authority; Etc. - The Custodian shall not be liable for any action
--------------------------
taken or omitted in reliance upon Proper Instructions believed by it to be genuine of upon any other written notice, request, direction, instruction, certificate or other instrument believed by it to be genuine and signed by the proper party or parties.

     The Secretary or Assistant Secretary of the Trust shall certify to the Custodian the names, signatures and scope of authority of all persons authorized to give Proper Instructions or any other such notice, request, direction, instruction, certificate or instrument on behalf of the Fund, the names and signatures of the officers of the Trust, the name and address of the Shareholder Servicing Agent, and any resolutions, votes. instructions or directions of the Trust's Board of Trustees or shareholders. Such certificate may be accepted and relied upon by the Custodian as conclusive evidence of the facts set forth therein and may be considered in full force and effect until receipt of a similar certificate to the contrary.

     So long as and to the extent that it is in the exercise of reasonable care, the Custodian shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received by it or delivered by it pursuant to this Agreement.

     The Custodian shall be entitled, at the reasonable expense of the Fund, to receive and act upon advice of (i) counsel regularly retained by the Custodian in respect of custodian matters, (ii) counsel for the Fund, or (iii) such other counsel as the Fund and the Custodian may agree upon, with respect to all matters, and the Custodian shall be without liability for any action reasonably taken or omitted pursuant to such advice.

          B.   Liability of the Custodian with Respect to Use of Securities
               ------------------------------------------------------------
System - With respect to the portfolio securities, cash and other property of
------
the Fund held by a Securities System, the Custodian shall be liable to the Fund only for any loss or damage to the Fund resulting from use of the Securities System if caused by any negligence, misfeasance or misconduct of the Custodian or any of its agents or of any of its or their employees or from any failure of the Custodian or any such agent to enforce effectively such rights as it may have against the Securities System. At the election of the Fund, it shall be entitled to be subrogated to the rights of the Custodian with respect to any claim against the Securities System or any other person which the Custodian may have as a consequence of any such loss or damage to the Fund if and to the extent that the Fund has not been made whole for any such loss or damage.

          C.  Standard of Care; Liability; Indemnification - Except as may
              --------------------------------------------
otherwise be set forth in this Agreement, the Custodian shall be held only to the exercise of reasonable care and diligence in carrying out the provisions of this Agreement, provided that the Custodian shall not thereby be required to take any action which is in contravention of any applicable law. The Fund agrees to indemnify and hold harmless the Custodian and its nominees from all claims and liabilities (including counsel fees) incurred or assessed against it or its nominees in connection with the performance of this Agreement, except such as may arise from its or its nominee's breach of the relevant standard of conduct set forth in this Agreement. Without limiting the foregoing indemnification obligation of the Fund, the Fund agrees to indemnify the Custodian and any nominee in whose name portfolio securities or other property of the Fund is registered against any liability the Custodian or such nominee may incur by reason of taxes assessed to the Custodian or such nominee or other costs, liability or expense incurred by the Custodian or such nominee resulting directly or indirectly from the fact that portfolio securities or other property of the Fund is registered in the name of the Custodian or such nominee.

     It is also understood that the Custodian shall not be liable for any loss involving any securities, currencies, deposits or other property of the Fund, whether maintained by it, a Subcustodian, a securities depository, an agent of the Custodian or a Subcustodian, a Securities System, or a Banking Institution, or for any loss arising from a foreign currency transaction or contract, where the loss results from a Sovereign Risk or where the entity maintaining such securities, currencies, deposits or other property of the Fund, whether the Custodian, a Subcustodian, a securities depository, an agent of the Custodian or a Subcustodian, a Securities System or a Banking Institution, has exercised reasonable care maintaining such property or in connection with the transaction involving such property. A "Sovereign Risk" shall mean nationalization, expropriation, devaluation, revaluation, confiscation, seizure, cancellation, destruction or similar action by any governmental authority, de facto or de jure; or enactment, promulgation, imposition or enforcement by any such governmental authority of currency restrictions, exchange controls, taxes, levies or other charges affecting the Fund's property; or acts of war, terrorism, insurrection or revolution; or any other act or event beyond the Custodian's control.

          D.   Reimbursement of Advances - The Custodian shall be entitled to
               -------------------------
receive reimbursement from the Fund on demand, in the manner provided in section 7, for its cash disbursements, expenses and charges (including the fees and expenses of any Subcustodian or any Agent) in connection with this Agreement, but excluding salaries and usual overhead expenses.

          E.   Security for Obligations to Custodian - If the Fund shall require
               -------------------------------------
the Custodian to advance cash or securities for any purpose for the benefit of the Fund, including in connection with foreign exchange contracts or options (collectively, an "Advance"), or if the Custodian or any nominee thereof shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Agreement (collectively a "Liability"), except such as may arise from its or such nominee's breach of the relevant standard of conduct set forth in this Agreement, then in such event any property at any time held for the account of the Fund by the Custodian or a Subcustodian shall be security for such Advance or Liability and if the Fund shall fail to repay or indemnify the Custodian promptly, the Custodian shall be entitled to utilize available cash and to dispose of the Fund's property, including securities, to the extent necessary to obtain reimbursement or indemnification.

          F.   Appointment of Agents - The Custodian may at any time or times in
               ---------------------
its discretion appoint (and may at any time remove) any other bank or trust company as its agent (an

"Agent") to carry out such of the provisions of this Agreement as the Custodian may from time to time direct, provided, however, that the appointment of such Agent (other than an Agent appointed pursuant to the third paragraph of Section
3) shall not relieve the Custodian of any of its responsibilities under this Agreement.

          G.   Powers of Attorney - Upon request, the Fund shall deliver to the
               ------------------
Custodian such proxies, powers of attorney or other instruments as may be reasonable and necessary or desirable in connection with the performance by the Custodian or any Subcustodian of their respective obligations under this Agreement or any applicable subcustodian agreement.

     7. Compensation of the Custodian: The Fund shall pay the Custodian a
        -----------------------------
custody fee based on such fee schedule as may from time to time be agreed upon in writing by the Custodian and the Fund. Such fee, together with all amounts for which the Custodian is to be reimbursed in accordance with Section 6D, shall be billed to the Fund and be paid in cash by a direct cash payment to the Custodian.

     8. Termination; Successor Custodian: This Agreement shall continue in full
        --------------------------------
force and effect until terminated by either party by an instrument in writing delivered or mailed, postage prepaid, to the other party, such termination to take effect not sooner than seventy five (75) days after the date of such delivery or mailing. In the event of termination the Custodian shall be entitled to receive prior to delivery of the securities, funds and other property held by it all accrued fees and unreimbursed expenses the payment of which is contemplated by Sections 6D and 7, upon receipt by the Fund of a statement setting forth such fees and expenses.

     In the event of the appointment of a successor custodian, it is agreed that the funds and securities owned by the Fund and held by the Custodian or any Subcustodian shall be delivered to the successor custodian, and the Custodian agrees to cooperate with the Fund in execution of documents and performance of other actions necessary or desirable in order to substitute the successor custodian for the Custodian under this Agreement.

     9.  Amendment: This Agreement constitutes the entire understanding and
         ---------
agreement of the parties hereto with respect to the subject matter hereof. No provision of this Agreement may be amended or terminated except by a statement in writing signed by the party against which enforcement of the amendment or termination is sought.

     In connection with the operation of this Agreement, the Custodian and the Fund may agree in writing from time to time on such provisions interpretative of or in addition to the provisions of this Agreement as may in their joint opinion be consistent with the general tenor of this Agreement. No interpretative or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Agreement.

     The section headings in this Agreement are for the convenience of the parties and in no way alter, amend, limit or restrict the contractual obligations of the parties set forth in this Agreement.

     10. Governing Law: This instrument is executed and delivered in The
         -------------
Commonwealth of Massachusetts and shall be governed by and construed according to the laws of said Commonwealth.

     11. Notices: Notices and other writings delivered or mailed postage prepaid to the Fund addressed to the Fund at 245 Park Avenue. New York, New York 10167 or to such other address as the Fund may have designated to the Custodian in writing, or to the Custodian at 40 Water Street, Boston, Massachusetts 02109,
Attention: Manager, Securities Department, or to such other address as the Custodian may have designated to the Fund in writing, shall be deemed to have been properly delivered or given hereunder to the respective addressee.

     12. Binding Effect: This Agreement shall be binding on and shall inure to
         --------------
the benefit of the Fund and the Custodian and their respective successors and assigns, provided that neither party hereto may assign this Agreement or any of its rights or obligations hereunder without the prior written consent of the other party.

     13. Counterparts: This Agreement may be executed in any number of
         ------------
counterparts, each of which shall be deemed an original. This Agreement shall become effective when one or more counterparts have been signed and delivered by each of the parties.

     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed in its name and behalf on the day and year first above written.


BEAR STEARNS INVESTMENT TRUST            BROWN BROTHERS HARRIMAN & CO.

By: /s/ Frank J. Maresca                 per pro: /s/ Kenneth Csaplar
    -----------------------------                 ---------------------------

            BROWN BROTHERS HARRIMAN & CO. - GLOBAL CUSTODY NETWORK

          BEAR STEARNS INVESTMENT TRUST - EMERGING MARKETS DEBT FUND

                                  APPENDIX A

COUNTRY                                   SUBCUSTODIAN                               CENTRAL DEPOSITARY
-------                                   ------------                               ------------------
ARGENTINA               CITIBANK N.A., BUENOS AIRES AGMT 07/16/81*                      CDV

BRAZIL                  THE FIRST NATIONAL BANK OF BOSTON AGMT 01/05/88               BOVESPA
                                                                                        CLC

CHILE                   CITIBANK N.A., SANTIAGO AGMT 7/16/81                            NONE

COLOMBIA                CITITRUST COLOMBIA S.A. SOCIEDAD FIDUCIARIA                     NONE
                              CITIBANK N.A. AGMT 07/16/81*
                              CITIBANK SUBSIDIARY AMENDMENT 08/07/92
                              CITIBANK N.A./CITITRUST COLOMBIA AGMT 12/02/91

MEXICO                  CITIBANK N.A., MEXICO CITY AGMT 7/16/81*                      INDEVAL

PERU                    CITIBANK N.A., LIMA AGMT 07/16/81*                            CAVAL

TRANSNATIONAL           BROWN BROTHERS HARRIMAN & CO.                                EUROCLEAR
                                                                                       CEDEL

URUGUAY                 CITIBANK N.A., MONTEVIDEO AGMT 07/16/81*                       NONE

VENEZUELA               CITIBANK N.A., CARACAS AGMT 07/16/81*                          NONE

*  CITIBANK N.A. AGREEMENT AMENDMENT DATED 08/31/90

I HEREBY CERTIFY THAT AT ITS MEETING ON JANUARY 8, 1993 THE BOARD APPROVED THE COUNTRIES, SUBCUSTODIANS, AGREEMENTS, AND CENTRAL DEPOSITORIES LISTED ON THIS APPENDIX.

  /s/ Frank J. Maresca                           1/8/93
------------------------------             ------------------
(SIGNATURE)                                (DATE)

Vice President and Treasurer
-------------------------------------
(TITLE)

                      AMENDMENT TO THE CUSTODIAN AGREEMENT
                      ------------------------------------

     AMENDMENT entered into as of this 15th day of May, 1997 to the Custodian Agreement among BEAR STEARNS INVESTMENT TRUST (the "Trust") and BROWN BROTHERS HARRIMAN & CO. (the "Custodian") dated as of the 8th day of January, 1993 (the "Agreement").

     In consideration of the mutual covenants herein contained, the Trust and the Custodian agree that the Agreement is hereby amended as follows:

     1.   Section 2.L. Demand Deposit Bank Accounts - is replaced in its
          -----------------------------------------
entirety with the following:

     L.     Demand Deposit Bank Accounts - To open and operate an account or
            -----------------------------
accounts in the name of the Trust, subject only to draft or order by the Trust, and to hold in such account or accounts deposits accepted on the Custodian's books denominated in U.S. and foreign currency, received for the account of the Trust, other than deposits with Banking Institutions held in accordance with the last paragraph of this Section 2.L. The obligation of the Custodian for deposits accepted on the Custodian's books and denominated in U.S. currency shall be that of a U.S. bank for a similar deposit. The obligation of the Custodian for deposits denominated in any foreign currency shall have the benefit of and be subject to the provisions of the last paragraph of Section 6.C of the Agreement as amended hereof, and accordingly in the event and to the extent the Custodian shall be unable to make payment due to a Sovereign Risk or other factor described in the first sentence of said paragraph from any bank, trust company or similar institution with which the Custodian has in turn deposited funds denominated in a foreign currency by reason of the Custodian's foreign currency deposit obligation to the Trust, the Custodian's obligation to pay the Trust in respect of such foreign currency obligation shall similarly be deferred or relieved until and to the extent the Custodian is able to obtain payment in respect of the Custodian's foreign deposit from such bank, trust company or similar institution and accordingly shall not be payable on demand in U.S. currency.

     If and when authorized by Proper Instructions, the Custodian may open and operate an additional account(s) in such other banks, trust companies or similar institutions as may be designated by the Trust in such instructions (any such bank, trust company or similar institution so designated by the Trust being referred to hereafter as a "Banking Institution"), and may hold in such account or accounts deposits of the Trust denominated in U.S. or foreign currency, provided that such account(s) (hereinafter collectively referred to as "demand deposit bank accounts") shall be in the name of the Custodian or a nominee of the Custodian for the account of the Trust or for the account of the Custodian's customers generally and shall be subject only to the Custodian's draft or order; provided that any such demand deposit bank account shall contain only assets held by the Custodian as a fiduciary or custodian for the Trust and/or other customers and that the records of the Custodian shall indicate at all times the Trust and/or other customers for which such funds are held in such account and the respective interests therein. Such demand deposit accounts may be opened with Banking Institutions in the United States and in other countries and may be denominated in either U.S. Dollars or other currencies as the Trust may determine. The records for each such account will be maintained by the Custodian but the deposits in any such account shall not constitute a deposit liability of the Custodian. All such deposits, including with Subcustodians, shall be deemed to be portfolio securities of the Trust and accordingly the responsibility of the Custodian therefor shall be the same as and no greater than the Custodian's responsibility in respect of other portfolio securities of the Trust. The authorization by the Trust to appoint a Subcustodian as such shall also constitute a proper instruction to open a demand deposit bank account subject to the provisions of this paragraph with such Subcustodian.

     2.  Section 2M. Interest Bearing Call or Time Deposits - is replaced in its
         --------------------------------------------------
entirety with the following:

          M.  Interest Bearing Call or Time Deposits - To place interest bearing
              --------------------------------------
fixed term and call deposits with such banks and in such amounts as the Trust may authorize pursuant to Proper Instructions. Such deposits may be placed with the Custodian or with Subcustodians or other Banking Institutions as the Trust may determine, in the name of the Custodian or a nominee of the Custodian for the account of the Trust or the account of the Custodian's customers generally and subject only to the Custodian's draft or order; provided that any such deposit shall be held in an account containing only assets held by the Custodian as a fiduciary or custodian for the Trust and/or other customers and that the records of the Custodian shall indicate at all times the Trust and/or other customers for which such fiends are held in such account and the respective interests therein. Deposits may be denominated in U. S. Dollars or other currencies and need not be evidenced by the issuance or delivery of a certificate to the Custodian, provided that the Custodian shall include in its records with respect to the assets of the Trust appropriate notation as to the amount and currency of each such deposit, the accepting Banking Institution and other appropriate details, and shall retain such forms of advice or receipt evidencing the deposit, if any, as may be forwarded to the Custodian by the Banking Institution. Funds, other than those accepted on the Custodian's books as a deposit, but including those placed with Subcustodians, shall be deemed portfolio securities of the Trust and the responsibilities of the Custodian therefor shall be the same as those for demand deposit bank accounts placed with other banks, as described in the section 2.M. of this Agreement as amended. The responsibility of the Custodian for funds accepted on the Custodian's books as a deposit shall be that of a U. S. bank for a similar deposit.

     3.  Section 6C. - Standard of Care: Liability: Indemnification - is hereby
         ----------------------------------------------------------
amended by inserting the following at the end of said section:

     The Trust bears all risks of holding or transacting in any currency. Without limiting the generality of the foregoing, the Trust bears all risks that rules or procedures imposed by Securities Depositories, exchange controls, asset freezes or other laws or regulations shall prohibit or impose burdens on or costs relating to the transfer of, by or for the account of the Trust's cash or currency held outside the United States or denominated in a currency other than U.S. dollars or on the conversion of any currency so held. The Custodian shall in no event be obligated to substitute another currency (including U.S. dollars) for a currency whose transferability, convertibility or availability has been affected by any such law, regulation, rule or procedure. Neither the Custodian nor any Subcustodian or other agent of the Custodian shall be liable to the Trust for any loss or delay which results from the foregoing events.

     Except as amended above, all the provisions of the Agreement as heretofore in effect shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth above.

BEAR STEARNS INVESTMENT TRUST


   /s/  Frank J. Maresca
---------------------------------
Name: Frank J. Maresca
Title: Vice President & Treasurer



BROWN BROTHERS HARRIMAN & CO


   /s/ Kristen F. Giarruso
---------------------------------
Name Kristen F. Giarrusso
Title: Senior Manager

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